Exhibit 99.2

Client Id: 77

C O R P O R A T E    P A R T I C I P A N T S

Barbara J. Doyle Itron, Inc. - VP of IR

Joan S. Hooper Itron, Inc. - Senior VP & CFO

Philip C. Mezey Itron, Inc. - CEO, President & Director

Thomas L. Deitrich Itron, Inc. - Executive VP & COO

C O N F E R E N C E    C A L L    P A R T I C I P A N T S

Jeffrey David Osborne Cowen and Company, LLC, Research Division - MD and Senior Research Analyst

John Salvatore Quealy Canaccord Genuity Limited, Research Division - MD and Analyst

Jose Ricardo Garza G. Research, LLC - Research Analyst

Joseph Amil Osha JMP Securities LLC, Research Division - MD and Senior Research Analyst

Noah Duke Kaye Oppenheimer & Co. Inc., Research Division - Executive Director and Senior Analyst

Sean Kilian Flanagan Hannan Needham & Company, LLC, Research Division - Senior Analyst of Smart Grid, Electronic Mfg Svcs, IT Components & Electronic Components

Sophie Ksenia Karp Guggenheim Securities, LLC, Research Division - Senior Analyst

Tyler Charles Frank Robert W. Baird & Co. Incorporated, Research Division - Associate

P R E S E N T A T I O N

Operator

Good day, everyone, and welcome to the Itron Inc. Management Conference Call. Today’s call is being recorded. For opening remarks, I would like to turn the conference over to Barbara Doyle. Please go ahead.

Barbara J. Doyle - Itron, Inc. - VP of IR

Thank you, Audra. Hello, and welcome to Itron’s conference call this morning. We issued a press release earlier this morning announcing the agreement of Itron to acquire Silver Spring Networks. The press release includes replay information about today’s call. We have also prepared presentation slides to accompany our remarks on this call. The presentation is available through the webcast and through our corporate website under the Investor Relations tab.

On the call today, we have Philip Mezey, Itron President and Chief Executive Officer; Joan Hooper, Itron Senior Vice President and Chief Financial Officer; and Tom Deitrich, Itron Executive Vice President and Chief Operating Officer. Following our prepared remarks, we will open up the call to take questions using the process the operator will describe.

Before I turn the call over to Philip, please let me remind you of our non-GAAP financial presentation and our safe harbor statement. Our financial presentation includes non-GAAP financial information that we believe enhances the overall understanding of our current and future performance. Reconciliations of differences between GAAP and non-GAAP financial measures are available in our press release and on our Investor Relations website.

We will be making statements during this call that are forward-looking. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from these expectations because of factors discussed in today’s call and the comments made during our Q&A and in the risk factor section of our Form 10-K and other reports and filings with the Securities and Exchange Commission. We do not undertake any duty to update any forward-looking statements.

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Now please turn to Page 3 in the presentation, and I’ll turn the call over to our CEO, Philip Mezey.

Philip C. Mezey - Itron, Inc. - CEO, President & Director

Thank you, Barbara, and thanks to everyone on our call. This morning, we announced that we’ve signed a definitive agreement to acquire Silver Spring Networks, a leading IoT connectivity provider with solutions for utilities, smart cities and enterprises. We’re excited about what this acquisition means for our industry, for our combined customers and for our company. The combined company will bring more endpoints, sensors and delivered outcomes for smart utility and smart city applications, thus driving down costs for our customers and accelerating innovation.

By bringing the 2 companies together, customers will experience the convergence of highly complementary and standards-based technology that harnesses the power of IoT and will unlock more potential for them in the digital age. For our company, this acquisition is another step forward in executing on our corporate strategy and solidifying our role as the leading partner to utilities and cities in the resourceful use of energy and water.

Now let me step through a summary of the transaction on Slide 4. We are paying $16.25 per share in cash, a 25% premium to Silver Spring’s closing share price on September 15. This represents an enterprise value of $830 million, net of $118 million of cash. We will also assume Silver Spring’s unvested equity awards, which have a value of up to $55 million. We are funding the transaction with cash on hand and a fully committed bridge facility underwritten by Wells Fargo that we have in place.

There are a few milestones ahead to close the transaction, including the approval of Silver Spring’s shareholders and U.S. regulatory approval. We are confident that these milestones will be met in the coming months and that the transaction will close in late 2017 or early 2018.

The strategic and financial benefits of this combination are compelling, which we have summarized on Slide 5. The foundation of this acquisition is the greater value we can provide to customers. This combination will accelerate innovation on our leading industrial network platform for utilities, smart cities and the broader industrial IoT sector. We can utilize the synergies achieved by converging our complementary technologies to provide efficiencies for customers as they deploy and manage their critical infrastructure. And our combined scale enables us to increase the allocation of resources to outcomes and analytics, providing additional mission-critical solutions for our customers.

For Itron, this acquisition drives substantial financial benefits and shareholder value. Bringing Itron and Silver Spring together is in alignment with our previously communicated goals of moving up the value stack, with a platform focused on outcome-based solutions and value-added services with recurring revenue streams. And we add $1 billion of Silver Spring’s booked business, bringing our combined backlog to more than $2.6 billion.

We also expect to realize $50 million in cost synergies in 3 years. The transaction will be accretive to gross margin in the first year after closing, and the transaction will be accretive to non-GAAP EPS and adjusted EBITDA margin in year 2, driven by these synergies.

For those of you not familiar with Silver Spring, we have an overview of the company on Slide 6. Silver Spring is a San Jose, California-based $300 million revenue business with a $1 billion backlog with Tier 1 utilities. They have delivered more than 26 million smart endpoints, primarily in North America, with a growing footprint internationally. More than 20% of their billings are largely recurring managed services and SaaS business, an area of strategic focus for Itron. Importantly, Silver Spring has a highly complementary technology platform from which we can build a converged architecture that positions us even more strongly in our core utility segments and the industrial IoT space.

Slide 7 highlights the significant benefits for customers by converging our complementary solutions. Converging our networking platforms will provide new efficiencies for our customers’ critical infrastructure. We will expand upon Itron’s and Silver Spring’s existing product portfolios and create new value-added offerings for gas, water, electric utilities and smart cities.

The breadth of our portfolio will help enable a clear path for our customers’ IoT adoption. And with blended Itron-Silver Spring technology, our customers will be able to choose between various deployment configurations, including best-of-breed and end-to-end offerings.

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Slide 8 is from our recent investor presentations. The acquisition of Silver Spring will provide expanded prospects in Itron’s area of focus, enable faster expansion into above-the-network and active grid opportunities, including additional outcomes-based solutions, analytics and orchestration services. These new capabilities provide access to business sectors with higher projected growth, as shown on this slide.

I’d like to use Slide 9 to focus on the larger smart city and IoT opportunity. Our combined customer base of more than 90 million smart endpoints provides a larger universe for deployment of value-added services. For example, Itron’s greater breadth and scale will allow us to expand upon successes that Silver Spring has built in street lighting, distribution automation and smart cities. As customers refresh their smart electric grid systems over the coming years, they will seek more advanced use cases like these and will benefit from our accelerated innovation. In addition, the prospects for unified electric, gas and water networks become even stronger with our combined company. We are envisioning new opportunities for software and services-based offerings, including distributed energy management as well as increasing sales of gas, water, distribution automation solutions, lighting and other IoT devices.

As smart cities and broader IoT initiatives continue to grow, Itron will be positioned strongly in those adjacent markets, alongside large technology multinationals in an increasingly attractive energy and water and IoT space. With the purchase of Silver Spring, the combined company will be well positioned to drive industrial IoT for this sector and provide more outcome-based solutions for all of our customers.

Now let me turn the call over to Joan Hooper before opening up the call to take your questions.

Joan S. Hooper - Itron, Inc. - Senior VP & CFO

Thank you, Philip. I’ll move to Slide 10 to review the financing of the transaction. As discussed, the transaction is being funded with cash on hand and a fully committed bridge facility of approximately $750 million, which has been underwritten by Wells Fargo. Post close, we expect the total pro forma net debt for Itron to be approximately $1 billion, reflecting a net debt to trailing 12-month EBITDA of 3.2x. Please note that this leverage ratio excludes stock-based compensation costs and is inclusive of the $50 million in run rate cost synergies. We anticipate this leverage ratio will fall to below 2x within 2 years of closing.

Now moving to Slide 11. In past investor communications, we have provided a set of operational and financial objectives. We believe that the acquisition of Silver Spring advances our achievement of these objectives. It diversifies our business offerings and adds significant backlog to improve financial predictability. It will expand our networking and outcomes-based services capabilities to move us up the stack with an increased focus on higher-value service segments.

The realization of cost synergies will enable the transaction to be accretive to non-GAAP EPS and adjusted EBITDA margin starting in 2019. And the higher value, higher growth opportunities of our combined business are an added lever for continued EBITDA margin expansion.

The addition of Silver Spring’s strong technology and product offerings will help Itron to continue to drive revenue growth in higher-margin offerings. An example of this is Silver Spring’s managed service and SaaS segment, which has achieved 17% billings growth over the past 2 years.

Lastly, the broad coverage of 90 million global smart endpoints will facilitate delivery of new products, technologies and applications to a much broader base of customers. This breadth will allow — will help the company to increase the revenue contribution of its higher-value software and services solutions.

To summarize on Slide 12, we are paying an enterprise value to last 12-month billings multiple of 2.8x for Silver Spring Networks. We think this is an attractive multiple for a technology business with a large backlog and recurring revenue stream. This combination will accelerate Itron’s growth in value-added services and outcome-based solutions. Advancing our strategy and strengthening our position to support critical utility and smart city IoT infrastructure will provide increased value to customers and stockholders above and beyond what could be achieved by the 2 stand-alone entities.

Thank you very much, and let’s open the call to take your questions.

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Client Id: 77

Q U E S T I O N S    A N D    A N S W E R S

Operator

(Operator Instructions) We’ll go first to Tyler Frank at Robert Baird.

Tyler Charles Frank - Robert W. Baird & Co. Incorporated, Research Division - Associate

I guess, first and foremost, can you discuss what we might see in terms of addition in the first few years for revenue and EBITDA? And how would you think about the overall backlog that you’re acquiring, how that breaks down over the next 3 years? And then do you expect any sort of antitrust issues, given that you are 2 large players in the networking space?

Philip C. Mezey - Itron, Inc. - CEO, President & Director

Tyler, thanks for the questions. I’ll start with Joan on the first question.

Joan S. Hooper - Itron, Inc. - Senior VP & CFO

Yes. I mean, we’re not in a position yet to provide more near-term guidance or really any other financial numbers other than the ones that we’ve presented in the press release and the script. Obviously, we’re just at the beginning of the process. We’ll be going through an integration process and closing. And by the time, hopefully, if that transaction closes by late ‘17, early ‘18, we’ll be in a position to talk about it more freely. In terms of the backlog, maybe Philip will...

Philip C. Mezey - Itron, Inc. - CEO, President & Director

Sure. I mean, these are highly complementary backlogs. And in terms of what you should see over the coming years, we see an opportunity, as we said, for increased penetration of electricity, gas and water combined networks, adding more gas and water under large electric networks, the expansion of street lighting, distribution automation and other cross-selling opportunities where we can see increased revenue opportunity as well as a growing global opportunity. On the antitrust front, this is something that we clearly have studied and are aware of. We feel that this transaction provides greater choice and value for our customers and that there is a vibrant and increasingly competitive marketplace.

Operator

We’ll go next to Noah Kaye at Oppenheimer.

Noah Duke Kaye - Oppenheimer & Co. Inc., Research Division - Executive Director and Senior Analyst

Can you talk a little bit more, Philip, about some of the complementary nature of the technology platforms that you mentioned earlier, how SSNI’s platform complements what you’re trying to do? And in that vein, if it’s complementary, obviously, you broke out at your Analyst Day you have been investing significant amounts in R&D, particularly on outcomes and analytics and some of the broader networking function. Maybe you could just talk about whether or not there’re potential savings on your R&D spend and whether that was considered as part of the $50 million and how much that might be in the $50 million cost synergies, or is it additional?

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Philip C. Mezey - Itron, Inc. - CEO, President & Director

Sure. Noah, thanks. We’ve got Tom Deitrich here. I will give this to him.

Thomas L. Deitrich - Itron, Inc. - Executive VP & COO

Great. What I would say is that we’re at the start of the integration planning, so some of the things that you’re looking for probably are still a bit ahead of us. Some of the concepts that I would lay out that we are serious about and I think bears relevance on the question that you ask is both Silver Spring and Itron have invested heavily and are strong supporters of a licensed standard. That — the vertical standard, not to get too technical on you, but it gives us good ideas and opportunities to create a converged platform. So that standard itself will drag the platforms closer together and create interoperability, which we think is very important. We do get to maintain customer choice because you will have standard interfaces there, and that really means that you will have different types of endpoint devices hanging on the end of the network. So that customer choice will be important in our home utility space, but it will also be important for a broader smart city application, which tends to be a bit more of a team sport as many different types of technologies are together. The third point that I would lay out is really the idea of open standards to create the way to converge the platform itself. But think — converged platform, think open standards and think customer choice. Those are some of the places that you’ll see — the technology roadmap going forward, but still sticking very true to the types of themes that we’ve talked about in the past. The second half of your question got to synergies of — the $50 million of run rate synergies that we mentioned earlier is something that appears over a couple of years, roughly a 3-year timeframe, to get to that run rate. You should expect to see it scattered across the lines of the income statement. So you’ll get some in COGS, you’ll get some in SG&A. And as you pointed out, some of it does show up on the R&D line. We do invest heavily in developing a networking solutions technology and platform and so has Silver Spring. As we think about the technology vectors that I talked about earlier, we do believe there’re opportunities for us on the R&D line. A bit too early to probably quantify between the different line items in the P&L, but certainly, some of the $50 million would be available to us on the R&D line.

Noah Duke Kaye - Oppenheimer & Co. Inc., Research Division - Executive Director and Senior Analyst

Great. And if I could get just one more follow-up in. Philip, I think, historically, Itron’s revenue base has obviously largely come from utilities, almost all of it. Silver Spring has started to work and make inroads outside of that space, whether it’s street lighting for municipalities, as you mentioned, or even some new pilots for IoT models where — basically providing platform as a service for municipalities. Can you talk a little bit about how you kind of see that business growing over time? What’s your level of confidence that it will be a material contributor to the overall business, say, in a couple of years?

Philip C. Mezey - Itron, Inc. - CEO, President & Director

Well, I mean — Noah, thanks. We do see — I mean, one of the things that we really liked about the transaction was the great work that Silver Spring’s done in that area of focusing on the IoT opportunities and some of the pilots and successes that they’ve had in those areas, and we see that as highly complementary. Tom mentioned the kind of the overlap in this basic networking technology platform, mesh networks operating on the same frequency standard space that will allow us not only to return some synergy, as he just indicated but also to shift some R&D investment into more outcome-based alternatives and on continuing to expand this IoT sector. The reason that we included the slide material in the deck, showing you the exciting size and opportunity there, is that we do see a growing and important opportunity. Even just taking the successes that Silver Spring has had and bringing those to Itron’s current customer base represent a strong opportunity for the transaction as well as growth in that sector. So they’re — it is a very important part of our thinking and of our forward opportunity.

Operator

We’ll go next to John Quealy at Canaccord Genuity.

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John Salvatore Quealy - Canaccord Genuity Limited, Research Division - MD and Analyst

Congratulations, Philip and team. First question. Philip, can you talk — was this a formal process auction? What can you talk about the competitive environment for bidding on Silver Spring?

Philip C. Mezey - Itron, Inc. - CEO, President & Director

That — I mean, this was not a formal process. This is a transaction — I mean, the logic of this transaction made tremendous sense to us and has been developed by us over the past 6 months and is something that we just increasingly saw the logic of this deal and the opportunity. So it’s been a healthy process heavily investigated by us.

John Salvatore Quealy - Canaccord Genuity Limited, Research Division - MD and Analyst

Okay. Secondly, so over the years in the electric segment — anyway, Itron has been — very homogeneous meters with the OpenWay system. Talk about just — and I’m sure this is something to be developed over time, but just first thoughts on marrying the technology cultures, if you will. Will you do more partnering with — let’s say, Landis+Gyr, for example, to do some jobs? IoT is a separate issue at current. But talk about that if you would. And does Riva get delayed installs in Silver Spring content to it? Just big strokes, how should we think about the technology roadmap for this combined company?

Philip C. Mezey - Itron, Inc. - CEO, President & Director

Well, first of all, we are completely committed to the open nature of the platform and to the partners that Silver Spring currently has. And so this will continue to be a part of our combined offering. We, of course, are a strong provider of sensing and metering devices and will compete vigorously in that space as well. And in terms of — it does not represent any delay in Riva. It’s actually very consistent with Riva’s multi-protocol and standards-based approach, which was one of the catalysts for the timing of the transaction as we see the Riva technology platform provides greater flexibility for the convergence of these 2 networking platforms as is the capability of the Silver Spring’s network. So the technology trends have really given us the opportunity to seriously accelerate how it is that we will converge the networks.

John Salvatore Quealy - Canaccord Genuity Limited, Research Division - MD and Analyst

Okay. And then lastly, just on the cost-out, the $50 million, that’s over 3 years. Did I read that right?

Philip C. Mezey - Itron, Inc. - CEO, President & Director

That’s correct.

Joan S. Hooper - Itron, Inc. - Senior VP & CFO

Yes. It will be $50 million in year 3, so scaling into that.

John Salvatore Quealy - Canaccord Genuity Limited, Research Division - MD and Analyst

Got you. So one could look at this as a sheer market share — IoT notwithstanding for a moment, but just as a sheer market share consolidation. And given Silver Spring’s OpEx currently on a yearly basis, that number looks a bit light. Can you comment on that observation if you think that’s a fair observation? Maybe there’s much more IoT spending that I wasn’t considering.

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Joan S. Hooper - Itron, Inc. - Senior VP & CFO

Yes. I mean, we’ve done what you would expect in terms of diligence leading up to this part of the process, and we’re very comfortable with the $50 million number that we gave you. Obviously, as Tom alluded to, we’ll begin integration planning and we’ll learn more, but at this point, $50 million is the number.

Operator

We’ll go next to Sean Hannan at Needham & Company.

Sean Kilian Flanagan Hannan - Needham & Company, LLC, Research Division - Senior Analyst of Smart Grid, Electronic Mfg Svcs, IT Components & Electronic Components

I also had some very similar questions. So there’s an element of follow-up on some prior that were asked. So first, in referencing the IoT efforts that Silver Spring has had underway, strategically, is this a space that previous to this deal announcement that you’d been investigating perhaps some of your own incremental efforts to better penetrate those opportunities, either through new products or what-have-you?

Philip C. Mezey - Itron, Inc. - CEO, President & Director

Yes, Sean, absolutely. It is something that we had contemplated as we’ve discussed the thought of packaging the Riva technology to make it available for other devices. The scale — entering the new IoT space is — has the potential of — as we referenced in the script, of multinational competitors. It’s a game of scale. It’s a game of partners. And so Silver Spring has a very well-developed ecosystem of partners in the space. We have come along very strongly in that area as well, so it’s this combined larger partner network, technology capability, how to onboard other types of devices onto the network. I mean, the combined experience of the 2 companies, we think, is much stronger together.

Sean Kilian Flanagan Hannan - Needham & Company, LLC, Research Division - Senior Analyst of Smart Grid, Electronic Mfg Svcs, IT Components & Electronic Components

So in theory, this is really helping to accelerate your penetration into the market, and you’re buying a little bit of, effectively, some R&D efforts that you otherwise would have been exploring. Is that a fair thought?

Thomas L. Deitrich - Itron, Inc. - Executive VP & COO

Yes. I would say, this is Tom Deitrich speaking, that I think you have it right. The key concept there is to accelerate the pace of growth and innovation. And that acceleration comes in the form of being able to combine the technologies. So think about it from a perspective of being able to take some of the battery-powered technology that we have and include it into some of the service area that Silver Spring has today; and vice versa, being able to take more of the value-added services activities and be able to deploy that over the combined network. And that’s in the home turf of the utility space. Broadened to smart cities, it becomes a slightly different game that Philip talked about. You have more types of devices on there, so open standards and having a choice of those type of devices is fundamentally important. But being able to integrate them in and be able to combine the ecosystem development that Silver Spring has done a great job in building and combining it with the ecosystem that we have, you start to have that village that it takes to support that type of market. And then dreaming a bit further, it’s the much larger IoT space as being sort of the third piece of — also and again, it becomes a larger and a very different game from a competitive landscape, but it still gives us a great opportunity, and we’re better together when you have the combined assets of the company.

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Sean Kilian Flanagan Hannan - Needham & Company, LLC, Research Division - Senior Analyst of Smart Grid, Electronic Mfg Svcs, IT Components & Electronic Components

That’s helpful. And then shifting gears, in terms of thinking about, say, the combined revenue opportunity for what’s tangibly ahead, can you discuss a little bit in terms of the timing expectation of what’s in their backlog today, how you think that could or should materialize? Because there’s an aspect of that that’s already prescribed. So any color around that would be helpful. And then incrementally, can you provide a little bit of feedback around what you’re seeing in your positioning today with some of the larger-scale utility project bids where you’re both competing today and how this is perhaps, either an enablement or influence and any additional insight for what that should mean in potential outcomes?

Philip C. Mezey - Itron, Inc. - CEO, President & Director

So first, on the question of the combined backlog, as you heard, acquiring $1 billion worth of backlog to $2.6 billion in total backlog is a part of the work that we will do now until the close and post close, we’ll analyze that backlog. And as you know, we do report a 12-month backlog number. And once we have a picture of that, we will share it with you. But we are very pleased with the strength of the overall backlog coverage that we have as a combined business and the visibility that that gives us, particularly focusing on the predictability of our business. On the competitive front, of course, we are vigorously competing until the transaction is finally closed. To your question about where we are competing head-to-head, we think, as a combined entity, we are offering more value and choice to our customers, and that this is going to be very appealing on a combined basis as we continue to operate in this — in some of our core markets.

Sean Kilian Flanagan Hannan - Needham & Company, LLC, Research Division - Senior Analyst of Smart Grid, Electronic Mfg Svcs, IT Components & Electronic Components

But to follow up on that still, Philip, I mean, are — in your mind, from what you guys have seen, are there a number of large bids that you guys are both actively on right now that are tangible? I’m just trying to understand, if you had, say — let’s say, a grouping of 10 very large opportunities you guys are — that you’re bidding on, is there an overlap, per se, with over 50% of them with Silver Spring? Or how do we think about that?

Philip C. Mezey - Itron, Inc. - CEO, President & Director

Yes. I mean, we are both active competitors in the — particularly, the North American space but even globally, along with a number of other competitors in the market. And I wouldn’t want to speculate on the percentage. But I would say that we have — both of us have a direct market presence, particularly in our core markets. But that’s something that we took into account in our thinking and how we’ve analyzed the deal.

Operator

We’ll move next to Joe Osha at JMP Securities.

Joseph Amil Osha - JMP Securities LLC, Research Division - MD and Senior Research Analyst

You alluded, Philip, to this a little bit earlier. Over the near term, yes, you’ll continue with Silver Spring to make that offering available to competing metering infrastructure makers, but I’m curious, over the long term, wouldn’t it make sense to bring this technology in-house and couple it entirely with your own metering offering? Or am I misreading this?

Philip C. Mezey - Itron, Inc. - CEO, President & Director

I’m sorry. So one of the fundamental opportunities here is that both of our companies provide meshing network radio frequency technology in, actually, a similar radio spectrum and are converging on a common set of standards. So the opportunity here is absolutely for the technological convergence of this platform, which is an area of intense focus for us. So there is absolutely an opportunity to do that and to continue to provide backward compatibility and support of both of our customer bases.

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Joseph Amil Osha - JMP Securities LLC, Research Division - MD and Senior Research Analyst

So that — is the implication then that you would still be willing, as a combined company, to go out with your combined RF mesh technology and engage Aclara or Landis+Gyr as a customer or a partner?

Philip C. Mezey - Itron, Inc. - CEO, President & Director

Absolutely. But that’s not new news on our side. We’ve always been open to that. It’s just that Silver Spring is — they did not have a metering offering operated as — on a standard basis in that way, and we will continue to do so on a forward going basis.

Joseph Amil Osha - JMP Securities LLC, Research Division - MD and Senior Research Analyst

Okay. Great. And the second question, this may be for Tom. It seemed to me, looking at Silver Spring, that there was an opportunity for improvement in the procurement and supply chain practices there. I’m just curious whether you have any initial thoughts as to how much improvement — room for improvement there might be on that front.

Thomas L. Deitrich - Itron, Inc. - Executive VP & COO

Thanks, Joe. Tom speaking. The $50 million of run rate synergies that we talked about does scatter across the lines of the income statement. So some of it that we talked about earlier on the call goes to R&D, but indeed, some do go to the cost of sales line. We think that increased scale in manufacturing capacity, so think about it as a multibillion-dollar company versus a few hundred million dollar company, does create some opportunities for us to leverage our common supply chain infrastructure as well as the benefits of scale on component pricing. So I think you’re thinking about it in the same way that we are. We have not yet broken apart that $50 million in parts, but rest assured, that is an area that we will focus on and hopefully collect some good returns from it.

Operator

We’ll take our next question from Jeff Osborne at Cowen and Company.

Jeffrey David Osborne - Cowen and Company, LLC, Research Division - MD and Senior Research Analyst

Congratulations on the deal. Philip, I just want to do a better understanding, and again, a couple of people have asked on the Riva development. But is the intention in 2 to 3 years to have a Riva-type platform that largely serves PLC, cellular and RF and then also have a second SKU line that’s the legacy Silver Spring, which is largely just RF, mesh and cellular capabilities? Or do you intend to kind of jam those 2 together and have one kind of God box, if you will?

Philip C. Mezey - Itron, Inc. - CEO, President & Director

Well, I mean, with Riva, the intent is to get to a cost-effective unified platform that does provide multi-protocol support. I wouldn’t say necessarily cellular in every endpoint, but the architecture allows us to have all of those protocols available. But one of the things that we learned in terms of the kind of the why now was when we looked at Riva and the power of the digital signal processor that we have in the device and its ability to support multiple radio — multiple RF protocols, it suggested that there is absolutely the opportunity of supporting similar kinds of protocols, including what’s — the Silver Spring approach. So our goal is to converge this into a single RF protocol under a common architecture to — as you

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point out, to provide radio — multi-protocol radio frequency for both, by the way, line-powered and battery-powered devices as well as power line carrier and, of course, cellular technology as well. So this really accelerates and strengthens our path to get there. And we can do this while supporting the existing Silver Spring customers.

Jeffrey David Osborne - Cowen and Company, LLC, Research Division - MD and Senior Research Analyst

Got it. Now it makes sense. Just 2 other real quick ones. Can you touch on what the — it’s probably in the documents, but I haven’t seen it, what the breakup fee is on the deal if there is one? And then also, just any kind of HSR issues that we should be thinking about? When you look at your global market share, I think you’re combined, at least according to Bloomberg, new energy finance at about 20 — what is it, 18% share, excuse me, in 2016 of the installed base but certainly, have your concentration in North America. So just how do we think about potential regulatory obstacles? And then also, if you can just touch on the breakup fee and the dynamics there.

Philip C. Mezey - Itron, Inc. - CEO, President & Director

Sure. First, on the breakup fee, we have not announced it, but it is a market-based range. And in terms of the competitive landscape, this is certainly something that we have contemplated. And — first of all, we see in this broader emerging smart cities and IoT space a raft of vigorous and new competitors in that space, so that is a very large and emerging market with a new range of competitors. Even in our core utility space, we vigorously compete with a number of companies. And so we see a landscape there and are strongly convinced that customers will see, again, value and choice in this combined offering that’s going to be very healthy for the competitive dynamic in our core markets.

Operator

And we’ll go next to Jose Garza at Gabelli & Company.

Jose Ricardo Garza - G. Research, LLC - Research Analyst

Just wanted to get your thoughts on considering a recent deal, the Comverge integration. How are you thinking about, from an organizational standpoint, maybe some organizational considerations on this transaction?

Philip C. Mezey - Itron, Inc. - CEO, President & Director

Well, first of all, I’d like to point out, in Comverge, by dramatically increasing our combined population of delivered smart endpoints, that the range of distributed energy management services that we’ll be able to provide to our customer base potentially increases very significantly. So this — these are very complimentary thoughts and offerings as we look at the broader base for demand response and value-added services there. So — and then I will let Tom comment on kind of the organizational thought there.

Thomas L. Deitrich - Itron, Inc. - Executive VP & COO

Yes. I would say that integration planning is ahead of us, so there’s still plenty of work to be done here before things will be finalized. But I’m a strong believer that form needs to follow function. So if you’re really going to obtain the synergies and you’re going to combine the technology and the roadmap itself, that would lead to an organizational structure which is a deep merge between the companies in the marketplace. So I wouldn’t necessarily want you to think about it as something separate and apart from us but an integrated part of our offering in terms of how we go to market, and therefore, the organizational structure will follow.

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Client Id: 77

Philip C. Mezey - Itron, Inc. - CEO, President & Director

And I’ll just close with a comment that we have — I mean, on this question of — you’ve seen strong operational improvement and focus here. You’ve heard us talk about predictability, profitability and growth, and we absolutely are committed to the plans, core operational improvement plans and operational plans that we have put in place and feel that we can absolutely manage the integration of Silver Spring alongside the strong delivery plan that we are currently executing on.

Jose Ricardo Garza - G. Research, LLC - Research Analyst

Okay. And just kind of going off of what you guys had — kind of assuming maybe an early ‘18 close, how do we think about kind of the onetime costs kind of layering in maybe next year?

Joan S. Hooper - Itron, Inc. - Senior VP & CFO

Yes. We’ll have more to say on that when we get to closing and provide guidance for next year. Again, we’ve got some internal estimates that we’re looking at, but we’ll learn a lot more as the integration process starts. So we’re not really in a position to quantify that at this point.

Operator

(Operator Instructions) And we have a question from Sophie Karp at Guggenheim Securities.

Sophie Ksenia Karp - Guggenheim Securities, LLC, Research Division - Senior Analyst

Most of my questions have been answered, and maybe I just have one follow-up. Itron and Silver Spring, they both have some presence in Europe and other parts of the world. Where do you see the geographical footprint of the combined entity going? Are there any additional markets where you might want to enter or expand — give priority to the expansion to certain markets? If you can just comment on that.

Philip C. Mezey - Itron, Inc. - CEO, President & Director

Sure. I mean, we do see international market expansion as one of the strengths of this combination, and I would say that we, generally speaking, have larger presence and scale in a number of the international markets that Silver Spring has participated in and that we have a stronger platform for growth internationally. And so I would not much — so much say it’s that — it’s new markets or geographies. It’s just that the combined scale of the company will allow us to more effectively pursue the opportunities that we have in front of us.

Operator

And that does conclude the question-and-answer session. I’ll turn the conference back over to Philip Mezey for any closing remarks.

Philip C. Mezey - Itron, Inc. - CEO, President & Director

Okay. Thank you very much. We are very excited about this announcement, and this transaction makes tremendous sense from our point of view based on strong operational execution of Itron, our ability to integrate this offering, to accelerate innovation, choice and value in the marketplace, to — absolutely consistent with the strategy that we’ve discussed with all of you, providing higher-value and higher-growth services and outcomes to our customers as well as accelerating an opportunity in smart cities and the IoT space and look forward to sharing more information with you as we move forward. Thanks, everyone.

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Client Id: 77

Operator

And that does conclude today’s conference. There will be an audio replay of today’s conference available this afternoon. You can access the audio replay by dialing 1 (888) 203-1112 or 1 (719) 457-0820 with the passcode of 5228925 or go to the company’s website, www.itron.com. Thank you for your participation. You may now disconnect.

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Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, adjusted EBITDA margin, constant currency and free cash flow. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. The company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. Our non-GAAP financial measures may be different from those reported by other companies. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in our 10-K for the year ended Dec. 31, 2016.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts, including statements about beliefs, plans and expectations are forward-looking statements. Statements that include words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions of a future or forward-looking nature identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions are forward-looking statements. Forward-looking statements are based on current expectations and are subject to a number of risks, factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements include, without limitation: the risk that Silver Spring’s stockholders do not approve the transaction; uncertainties as to the timing of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Silver Spring’s operations into those of Itron; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Silver Spring; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the impact of indebtedness incurred by Itron in connection with the transaction and the potential impact on the rating of indebtedness of Itron; legal proceedings that may be instituted against Itron or Silver Spring and others following announcement of the proposed transaction; the effects of the business combination of Itron and Silver Spring, including the combined company’s future financial condition, operating results, strategy and plans; other factors detailed in Silver Spring’s Annual

Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2016 and Silver Spring’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2017, which are available at http://www.sec.gov and on Silver Spring’s website at www.ssni.com; and other factors discussed in Itron’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2016 and Itron’s other filings with the SEC, which are available at http://www.sec.gov and on Itron’s website at www.itron.com. Itron and Silver Spring assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Important Additional Information and Where to Find It

This communication relates to the proposed merger transaction in which Itron will acquire Silver Spring. In connection with the proposed transaction, Itron and Silver Spring intend to file relevant materials with the SEC, including Silver Spring’s proxy statement on Schedule 14A. This communication does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities and is not a substitute for the proxy statement or any other document that Silver Spring may file with the SEC or send to its stockholders. Following the filing of the definitive proxy statement with the SEC, Silver Spring will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Silver Spring special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SILVER SPRING ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THESE OTHER MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ITRON, SILVER SPRING AND THE PROPOSED TRANSACTION. The proxy statement and other documents filed by Silver Spring with the SEC may be obtained free of charge at Silver Spring’s website www.ssni.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Silver Spring by requesting them by mail at Silver Spring, 230 West Tasman Drive, San Jose, California 95134, Attention: Investor Relations, or by telephone at Silver Spring (669) 770-4333. The documents filed by Itron with the SEC may be obtained free of charge at Itron’s website at www.itron.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Itron by requesting them by mail at 2111 N Molter Road, Liberty Lake, Washington 99019, Attention: Investor Relations, or by telephone at (509) 891-3283.

Certain Participants in the Solicitation

Itron, Silver Spring and certain of their directors, officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Silver Spring in connection with the proposed transaction. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Silver Spring’s stockholders in connection with the proposed transaction, and any direct or indirect interests, by security holdings or otherwise, they have in the proposed transaction, will be set forth in Silver Spring’s definitive proxy statement when it is filed with the SEC. Information regarding Silver Spring’s directors and executive officers and their ownership of Silver Spring’s securities is set forth in the definitive proxy statement for Silver Spring’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2017, and its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016, which was filed with the SEC on March 10, 2017. To the extent holdings of such participants in Silver Spring’s securities are not reported, or have changed since the amounts described in the proxy statement for the 2017 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge at the SEC’s website at www.sec.gov.